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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hollis-Eden Pharmaceuticals, Inc.
San Diego, California

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Post Effective Amendment No. 2 on Form S-3 to Form S-4 of our report dated March 6, 1998, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                          BDO Seidman, LLP


        New York, New York
        May 22, 1998